Exhibit 99.2

ISIS PHARMACEUTICALS, INC. 1896 Rutherford Road

Carlsbad, CA 92008

MEMORANDUM

Date:                                                                   February 27, 2006

To:                                                                              B. LYNNE PARSHALL

From:                                                               Joseph H. Wender

Subject:                                                     SEVERANCE BENEFIT AMENDMENT

Dear Lynne:

By letter dated April 8, 2003 the Company offered you severance payments in the event that your employment was terminated without cause or as a result of a Change of Control.  The Company now extends the Severance Period for so long as you are employed by the Company.  Your severance benefits will be 18 months in the event that your employment is terminated without cause and 30 months in the event that your employment is terminated as a result of a Change in Control.

Yours truly,

/s/ Joseph H. Wender

Joseph H. Wender

Chairman, Compensation Committee

Telephone 760-603-3848